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                                                                       Exhibit 7

            [LETTERHEAD OF RICHARDS, LAYTON & FINGER APPEARS HERE]


                                August   , 1995



Continental Cablevision, Inc.
The Pilot House, Lewis Wharf
Boston, Massachusetts 02111

Ladies and Gentlemen:

          We have acted as special Delaware counsel to Continental Cablevision, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company on Form S-4 of 30,725,207 shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"). In this connection, you have requested our opinion whether there will exist any restriction upon the surplus of the Company available for the payment of dividends on stock of the Company by reason of the fact that the liquidation preference of the Series A Participating Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock") will exceed the par value of such stock, and whether any remedy would be available to the holders of the Series A Preferred Stock before or after payment of any dividend which would reduce or reduces the surplus of the Company to an amount less than the amount of such excess.

          For the purpose of rendering our opinions as expressed herein, we have examined and have relied upon the following documents:

         (i) the Restated Certificate of Incorporation of the Company (the "Restated Certificate") filed with the Secretary of State of the State of Delaware (the "Secretary") on May 14, 1992, and the Certificate of Designations of the Series A Preferred Stock filed with the Secretary on June 16, 1992 (the "Series A Certificate of Designations") (collectively, the "Certificate"); and

        (ii) the Registration Statement on Form S-4 (No. 33-57471) with respect to the Class A Common Stock as filed with the Securities and Exchange Commission (the
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Continental Cablevision, Inc.
August   , 1995
Page 2



"Commission") on January 27, 1995, Amendment No. 1 thereto as filed with the Commission on April 5, 1995 and Amendment No. 2 thereto as filed with the Commission on May 31, 1995 (collectively, the "Registration Statement").

          With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with the authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review have not been and will not be altered, amended or repealed in any respect material to our opinions as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinions as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

          In summary, Section 7 of the Series A Certificate of Designations provides that if the Company shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 90 consecutive days and on account of any such event the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Common Stock (as defined in the Series A Certificate of Designations) of the Company (hereinafter, the "Common Stock") or of any shares of other capital stock of the Company ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received, with respect to each share, a liquidation preference (the "Series A Liquidation Preference") equal to the greater of (a) the sum of $350 and an amount calculated to provide the holder of a share of Series A Preferred Stock, as of such date, with a yield of 8% thereon, compounded semi-annually in arrears, from and including the date of issue of the Series A Preferred Stock, reduced
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Continental Cablevision, Inc.
August   , 1995
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by the Fair Market Value (as defined in the Series A Certificate of
Designations) at such date of any dividends or distributions which have been previously paid on such share of Series A Preferred Stock, as of the date of the liquidation, dissolution or winding up, and (b) the aggregate amount that would be distributable to the holders of Common Stock in respect of the number of shares of Common Stock into which a share of Series A Preferred Stock is then convertible, plus, in either case, an amount per share equal to all unpaid dividends thereon, whether or not declared, to the date of such liquidation, dissolution or winding up, or (ii) to the holders of shares of capital stock of the Company ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up, except distributions made ratably on all such parity capital stock of the Company and the Series A Preferred Stock in proportion to the total amounts to which the holders of all shares of such parity stock of the Company and the Series A Preferred Stock are entitled upon such liquidation, dissolution or winding up.

          Section 170 of the General Corporation Law of the State of Delaware (the "General Corporation Law") authorizes a Delaware corporation to pay dividends out of its surplus. Surplus is defined by Section 154 of the General Corporation Law as the amount by which the net assets of a corporation exceed its capital. Both net assets, as defined in Section 154, and capital, as defined in and determined in accordance with Sections 154 and 244 of the General Corporation Law, are determined without reference to the amount of any liquidation preference of any class of the corporation's stock. Accordingly, the authorization in Section 170 of the General Corporation Law for payment of dividends out of surplus is not in any way limited or restricted solely by reason of the fact that a series or class of stock of a corporation, such as the Series A Preferred Stock, has a liquidation preference in excess of the par value of the stock.

          We are aware of no controlling decision of any court of this State that addresses the question presented for our consideration, but we believe that our courts would adopt the reasoning set forth herein should the question be litigated. We note in addition that our opinions as stated herein are supported by the discussion of the Court in Bailey v. Tubize Rayon Corporation, 56 F.
                                  ----------------------------------
Supp. 418, 423 (D. Del. 1944) (applying Delaware law).

          Based upon and subject to the foregoing, and subject to the limitations stated hereinbelow, it is our opinion that, solely as a matter of law, under the General Corporation Law as in effect on the date hereof: (1) prior to a liquidation, dissolution or winding up of the affairs of the Company, there will be no restriction upon the surplus of the Company available for the payment of dividends on stock of the Company solely by reason of the fact that the Series A Liquidation Preference exceeds the par value of the Series A Preferred Stock; and (2) no remedy would be available to holders of the Series A Preferred Stock either before or after payment of any dividend, prior to a liquidation, dissolution or winding up of the affairs of the Company, solely by reason of the fact that payment of such dividend would reduce or reduces the surplus
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Continental Cablevision, Inc.
August   , 1995
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of the Company to an amount less than the difference between the Series A
Liquidation Preference and the par value of the Series A Preferred Stock.

          The foregoing opinions are limited to the General Corporation Law, and we have not considered and express no opinion on the effect of any other laws or the laws of any other state or jurisdiction, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

          We hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                         Very truly yours,


                                         /s/Richards, Layton & Finger